Exhibit 23.1

[Baker Tilly Logo]

Baker Tilly Virchow Krause, LLP

115 S. 84th St. Ste 400

Milwaukee, WI 53214-1475

tel 414 777 5500

fax 414 777 5555

bakertilly.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2011, relating to the consolidated financial statements of Baylake Corp. and the effectiveness of Baylake Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Baylake Corp. for the year ended December 31, 2010.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin

August 17, 2011